UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 30, 2013

TMS INTERNATIONAL CORP.

(Exact name of registrant as specified in its charter)

001-35128	Delaware	20-5899976
(Commission File Number)	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

12 Monongahela Avenue

P.O. Box 2000

Glassport, PA 15045

(412) 678-6141

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13-4(c))

Item 8.01 Other Events

On September 30, 2013, TMS International Corp. (the “Company”) issued a news release announcing that Crystal Merger Sub, Inc. (“Merger Sub”), an entity formed by family business interests of Thomas J. Pritzker and Gigi Pritzker (the “Investors”), as advised by The Pritzker Organization, L.L.C., intends to offer $300 million in aggregate principal amount of senior notes due 2021 (the “notes”). The news release is attached as Exhibit 99.1 and is incorporated by reference herein.

The notes offering is being made within the United States only to “qualified institutional buyers” pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to non-U.S. investors. The notes to be offered have not been and will not be registered under the Securities Act and may not be offered or sold in the United States absent an applicable exemption from the registration requirements. The information contained in this report does not constitute an offer to sell or the solicitation of an offer to buy notes in any jurisdiction in which such an offer or sale would be unlawful.

All of the information furnished in Item 8.01 of this report and the accompanying exhibits are also intended to be included under “Item 7.01 — Regulation FD Disclosure” and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and shall not be incorporated by reference in any filing under the Securities Act.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit 99.1	News Release dated September 30, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TMS INTERNATIONAL CORP.

Date: September 30, 2013
	By:	/s/ Daniel E. Rosati
Daniel E. Rosati
Executive Vice President and Chief Financial Officer

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